Exhibit 10.2

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

         This Amendment No. 1, made as of this 26th day of May, 1999 by and between e.spire Communications, Inc., a Delaware corporation, formerly known as American Communications Services, Inc., having its principal place of business at 133 National Business Parkway, Suite 200, Annapolis Junction, Maryland 20701 (which, together with any affiliates or subsidiaries are hereinafter collectively referred to as "Company") and Richard Putt, an individual residing at 47840 Scottsborough Square, Potomac Falls, Virginia 20165 (hereinafter referred to as "Employee").

                                                    WITNESSETH

         WHEREAS, the Company and Employee have entered into an Employment Agreement dated as of December 4, 1997 (the "Employment Agreement"); and

         WHEREAS, the Company and Employee wish to enter into this Amendment to provide for a loan by the Company to the employee and to set forth the repayment terms thereof; and

         WHEREAS,   the  Company   desires  to  take  a  security   interest  to
collateralize the Employee's obligation to repay the loan, and Employee is willing to grant the Company such security interest issuable to Employee upon exercise of the options to purchase the Company's Common Stock currently owned or obtained in the future by Employee;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the Company and Employee hereby agree to amend the Employment Agreement as follows:

1. Section 6 of the Employment Agreement shall be amended as follows:

                  (i) The existing Section 6 in the Employment Agreement shall be redesignated as Section 6(a), and the "April 1, 1998" date specified therein shall be changed to July 1, 1999".

                  (ii) The following Section 6(b) shall be added:

                  "6(b).  Loan to Employee.  If so  requested  by Employee,  the
Company, shall use its best efforts to extend a loan to Employee in the aggregate amount of up to $100,000. Any such loan shall bear simple interest at the rate of 8% per year, and the principal and accrued interest on such loan shall be due and payable on the one year anniversary date of such loan; provided, however, that Employee shall be obligated to make payments of interest and principal on such loan prior its payments of interest and principal on such loan prior to its scheduled maturity equal to the amount of Profit (as hereinafter defined) realized by Employee from the sale of shares of the Company's common stock underlying options which have previously been granted (the "Current Options") or may in the future be granted by the Company to Employee (the "Future Options"); and, provided further, that the entire amount of outstanding principal and accrued interest on such loan shall be immediately due and payable in the event that the Employee's employment is terminated, and, any amounts then owing to Employee by the Company, including any severance payments, shall be withheld by the Company to the extent necessary to satisfy the remaining obligations of Employee under such loan. Any such loan shall be evidenced by a promissory note of Employee to the Company containing commercially reasonable terms, including without limitation, full recourse against Employee. For purposes hereof, Profit shall be equal the price at which the shares of Common Stock are sold by Employee minus the sum of (i) the exercise price of the underlying option and (ii) the taxes payable by Employee with respect to the exercise price of such option.

2. Non-Assignability. Except as contemplated by Section 1 herein, neither this Amendment nor any right or interest hereunder shall be assignable or subject to any encumbrance, pledge, hypothecation, attachment, or anticipation of any kind by Employee, his spouse or his legal representatives, without the Company's written consent but shall be binding upon Employee's estate.

3. Entire Agreement. This Amendment shall be subject to amendment, modification or waiver only by a mutually signed written instrument which by its terms evidences an intention to modify or amend the provisions hereof.

4. Choice of Law. This Amendment shall be construed in accordance with the internal laws of the State of Maryland. For purposes of this Amendment, the parties consent to jurisdiction in the State of Maryland.

5. Cost of Enforcement. Each party shall bear its own costs and attorneys' fees in connection with any suit or proceeding against the other to enforce any provision of this Amendment or to recover damages resulting from a breach hereof, however, the party which prevails in any such suit or proceeding shall be entitled to receive from the non-prevailing party the costs and reasonable attorneys' fees of the prevailing party incurred in such suit or proceeding.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

7. Interpretation. All masculine terms shall include the feminine counterpart and all singular terms shall include plural and vice versa, as necessary to interpret and enforce the intent of this Amendment. All captions are included only for reference and shall not constitute substantive provisions hereof.

8. Notices. Any notice, request, claim, demand, document and other communication hereunder to either party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing send by first class mail) or other similar means of communications, as follows:

         (i) If to the Company, addressed to e.spire Communications, Inc., 133 National Business Parkway, Suite 200,
               Annapolis Junction, Maryland 20701,
               Attention:  Board of Directors; or

         (ii) If to Employee, addressed to him at 47840 Scottsborough Square, Potomac Falls, Virginia 20165;

     or, in each case, to such other address or telex or telecopy number as such party may designate in writing to the other by written notice given in the manner specified herein.

         All such communications shall be deemed to have been given, delivered or made when so delivered personally or sent by telex or telecopy (confirmation received), or five business days after being so mailed.

         INTENDING TO BE LEGALLY BOUND BY THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, the parties have signed below as of the date first written above.


EMPLOYEE:                                   e.spire COMMUNICATIONS, INC.


/s/ Richard Putt                            /s/ Anthony J. Pompliano
----------------                            -------------------------
Richard Putt                                Anthony J. Pompliano
                                             Chairman & CEO